UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

December 18, 2006

BPZ Energy, Inc.

(Exact name of registrant as specified in its charter)

Colorado	000-29098	33-0502730
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

580 Westlake Park Blvd., Suite 525

Houston, Texas 77079

(Address of Principal Executive Offices)

(281) 556-6200

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement

The information contained in Item 3.02 relating to the definitive agreement that was entered into in connection with a private placement by BPZ Energy, Inc. (the “Company”) is incorporated herein by reference.

Item 3.02               Unregistered Sale of Equity Securities.

On December 20, 2006, the Company completed a private placement of 6,500,000 shares of common stock, no par value, to the International Finance Corporation (“IFC”) pursuant to a Subscription Agreement dated December 18, 2006.  The common stock was priced at $3.00 per share resulting in proceeds to the Company of approximately $19.5 million.  The offering was placed directly by the Company and there were no placement fees.  In connection with the offer and sale of the common stock in the private placement, the Company relied on an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Regulation D, Rule 506 promulgated thereunder.  The sale of common stock was made to an accredited investor as defined in Regulation D, Rule 501(a).

In the Subscription Agreement, the Company agreed to prepare and file with the Securities and Exchange Commission (“SEC”), no later than 60 days after the closing date of the private placement, a registration statement covering resale of the shares of common stock issued in the placement.  The Company also agreed to use its best efforts to cause the registration statement to be declared effective no later than 60 days after its filing date, or 90 days after the date of filing if the SEC reviews the registration statement.

The Subscription Agreement provides for certain additional covenants by the Company, which include requirements to keep public information available for purposes of Rule 144 of the Securities Act; granting IFC a preemptive right to purchase its pro rata share of new securities (as defined in the Subscription Agreement) issued and sold by the Company; compliance with certain IFC policies and reporting requirements; requirements with respect to maintenance of insurance coverage on the Company’s operations in Peru; the requirement to obtain prior IFC approval, as long as IFC holds shares purchased in placement that comprise 5% or more of the Company’s common stock, to merge, restructure or consolidate with others, to dispose of all or substantially all assets, or to change the nature of the Company’s business; the requirement to extend the same rights and benefits to IFC if the Company grants more favorable rights to any person under a subscription or similar agreement; and restrictions on the use of proceeds from the placement with respect to expenditures in any country that is not a member of the World Bank.

Following the closing of this private placement, the Company has 53,852,217 shares of common stock issued and outstanding, with fully diluted shares of 67,933,369.

The above summary of the Subscription Agreement is qualified in its entirety by reference to the text of the Subscription Agreement, which is incorporated herein by reference and included as Exhibit 10.1 to this report.

Item 7.01               Regulation FD Disclosure.

On December 20, 2006, the Company issued a press release providing an update on its financing and drilling activities. The press release includes an announcement that the IFC’s Board of Executive Directors approved the Company’s $120 million financial package, which includes the investment of $19.5 million by IFC in BPZ’s common stock discussed in Item 3.02 above.  The remaining $100.5 million portion of the financing package is expected to be $30.5 million of debt financing by IFC and $70 million of debt financing by other lenders in syndication with IFC.  This remaining debt portion of the financing is subject to identification of the lending syndicate members and subsequent negotiation and approval of the necessary loan documentation.  A copy of the press release dated December 20, 2006 is furnished as Exhibit 99.1 to this report.

Item 9.01.              Financial Statements and Exhibits.

(c)           Exhibits.

Exhibit No.	Description
Exhibit 10.1	Subscription Agreement dated as of December 18, 2006.

Exhibit 99.1	BPZ Energy, Inc. Press Release, dated December 20, 2006, and furnished with this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BPZ ENERGY, INC.
(Registrant)

Dated: December 22, 2006	By:	/s/Edward G. Caminos
	Name:	Edward G. Caminos
	Title:	Vice President — Finance and Chief
Accounting Officer

INDEX TO EXHIBITS

Exhibit No.	Description

Exhibit 10.1	Subscription Agreement dated as of December 18, 2006.

Exhibit 99.1	BPZ Energy, Inc. Press Release, dated December 20, 2006, and furnished with this report.